Exhibit 10.34

DEFERRED STOCK AWARD AGREEMENT

UNDER THE VIRTUSA CORPORATION

2007 STOCK OPTION AND  INCENTIVE PLAN

Name of Awardee:  [NAME]

Award Date:  [DATE]

Number of Deferred Stock Awards:  [NUMBER]

Pursuant to the Virtusa Corporation 2007 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Virtusa Corporation, a Delaware corporation (together with its successors, the “Company”) hereby awards to the person named (the “Awardee”) in the Notice of Award of Deferred Stock Award (the “Notice”) which is either attached hereto or provided electronically to the Awardee, [NUMBER] Deferred Stock Awards (the “Deferred Stock Awards”).  Upon execution of this Agreement, the Awardee shall receive the number of Deferred Stock Awards specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1.                           Vesting.

No portion of this Award may be received until such portion shall have vested.  Except as otherwise provided herein, the Deferred Stock Awards shall vest in accordance with Schedule 1 hereto, provided in each case that the Awardee is then, and since the Award Date has continuously been, employed by the Company or its Affiliates.

2.         Issuance of Stock.

(a)           Each vested Deferred Stock Award entitles Awardee to receive one share of the Company’s Common Stock, par value $0.01 per share (the “Stock”), upon issuance on each Vesting Date for such Deferred Stock Award.

(b)           As soon as practicable after the initial Vesting Date, the Awardee’s name shall be entered as the stockholder of record on the books and records of the Company with respect to the Shares of Stock underlying the Deferred Stock Awards issued in accordance with Section 3(a) and upon compliance to the satisfaction of the Compensation Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Compensation Committee as to such compliance shall be final and binding on Awardee.

(c)           Until such time as shares of Stock have been issued to Awardee pursuant to Section 3(b) above, and except as set forth in Section 3(d) below regarding dividends and dividend equivalents, Awardee shall not have any rights as a holder (and is not deemed a beneficial owner of the shares) of the shares of Stock underlying this Award including but not limited to voting rights.

(d)           Subject to the terms herein, tf on any date the Company shall pay any dividend on shares of Stock of the Company, the number of Deferred Stock Awards credited to Awardee shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional Deferred Stock Awards to be credited to Awardee on such dividend payment date;

X = the aggregate number of Deferred Stock Awards (whether vested or unvested) credited to Awardee as of the record date of the dividend;

Y = the cash dividend per share amount; and

Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date;

In the case of a dividend paid on Stock in the form of Stock, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, the number of Deferred Stock Awards credited to Awardee shall be increased by a number equal to the product of (i) the aggregate number of Deferred Stock Awards that have been awarded to Awardee through the related dividend record date, and (ii) the number of shares of Stock (including any fraction thereof) payable as dividend on one share of Stock.  In the case of a dividend payable in property other than shares of Stock or cash, the per share of Stock value of such dividend shall be determined in good faith by the Board of Directors of the Company and shall be converted to additional Deferred Stock Awards based on the formula above.  Any additional Deferred Stock Awards shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the Deferred Stock Awards granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such Deferred Stock Awards are so forfeited.

3.         Termination of Employment.  If Awardee’s employment by the Company or any of its Affiliates (as defined in the Plan) is voluntarily or involuntarily terminated for any reason (including death or disability), Awardee’s right in any Deferred Stock Awards that are not vested shall automatically terminate upon the effective date of such termination of employment with the Company and its Affiliates and such Deferred Stock Awards shall be canceled as provided within the terms of the Plan and shall be of no further force and effect.  In the event of such termination, the Company, as soon as practicable following the effective date of termination shall issue shares of Stock to Awardee (or Awardee’s designated beneficiary or estate executor in the event of Awardee’s death) with respect to any Deferred Stock Awards which, as of the effective date of termination, have vested but for which shares of Stock had not yet been issued to Awardee.

4.         Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.         Transferability.  This Agreement is personal to Awardee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Award is available, during Awardee’s lifetime, only to Awardee, and thereafter, only to Awardee’s designated beneficiary.

6.         Tax Withholding and Sale of Shares of Stock Pursuant to Rule 10b5-1.  Awardee shall, not later than the date on which the Award becomes a taxable event for Federal income tax purposes, pay to the Company any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  To satisfy in full such minimum tax withholding obligation, Awardee hereby authorizes the Company to withhold from shares of Stock to be issued hereunder that number of shares of Stock that would satisfy the minimum required tax withholding amount due and, at the Company discretion, to sell such shares of Stock through a broker of the Company’s choosing (i.e., “sell to cover”). As of the date hereof, I certify that (a) I am currently unaware of any material, non-public information with respect to the Company, and (b) this Agreement is entered into in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or any other securities laws.  While this Agreement is in effect, I agree (i) not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Agreement (including, without limitation, with respect to any securities convertible or exchangeable into shares of Stock) and (ii) not to attempt to exercise any influence over how, when or whether to effect the withholding and sale of shares of Stock pursuant to this Section 6.

7.         Tax Consequences.  The Company makes no representation or warranty as to the tax

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treatment to the Awardee of Awardee’s receipt of the Award or vesting of Deferred Stock Awards or upon Awardee’s sale or other disposition of the Stock.  The Awardee should rely on his or her own tax advisors for such advice.

8.         Miscellaneous.

(a)       Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Awardee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)       This Agreement does not confer upon the Awardee any rights with respect to continuation of employment by the Company or any of its subsidiaries.

(c)       The Compensation Committee may amend the terms of this Agreement, prospectively or retroactively, provided that the Agreement as amended is consistent with the terms of the Plan, but no such amendment shall impair the Awardee’s rights under this Agreement without the Awardee’s consent.

(d)       This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(e)       This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of the Awardee.

(f)        This Agreement may be executed in one or more counterparts, all of which together shall constitute but one instrument.  This Agreement and the Plan together constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals written or oral relating to the subject matter hereof.

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In witness whereof, the parties have executed this Agreement as a sealed instrument as of the date first written above.

VIRTUSA CORPORATION

	By:	[NAME]
	Title:	[TITLE]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

AWARDEE

Date:
Name:
Address:

Schedule 1

This Award shall vest over four years per the following schedule:

25% of the Deferred Stock Award vesting on [June] 1, 2012

25% of the Deferred Stock Award vesting on [June]  1, 2013

25% of the Deferred Stock Award vesting on [June]  1, 2014

25% of the Deferred Stock Award vesting on [June]  1, 2015                                               (each such date, a “Vesting Date”).